Exhibit 99.2

NOTICE OF REDEMPTION

TO HOLDERS OF

5.50% EXCHANGEABLE SENIOR DEBENTURES DUE 2029

ISSUED BY

DIGITAL REALTY TRUST, L.P.

CUSIP Number: 25389JAC0

NOTICE IS HEREBY GIVEN pursuant to Section 3.02 of the Indenture, dated as of April 20, 2009 (the “Indenture”), among Digital Realty Trust, L.P., as issuer (the “Company”), Digital Realty Trust, Inc., as guarantor (the “Guarantor”), and Wells Fargo Bank, National Association, as trustee and paying agent (the “Trustee” or “Paying Agent”), that the Company intends to redeem in full any and all of the Company’s 5.50% Exchangeable Senior Debentures due 2029 (the “Debentures”) outstanding on April 18, 2014 (the “Redemption Date”) at a price equal to 100% of the principal amount of the Debentures plus accrued and unpaid interest thereon to, but excluding, the Redemption Date (the “Redemption Price”). The Company intends to make its regularly scheduled interest payment on April 15, 2014 to holders of record on April 1, 2014. As of December 31, 2013, there was outstanding $266.4 million aggregate principal amount of the Debentures. All capitalized terms used but not specifically defined in this Notice of Redemption shall have the meanings given to such terms in the Indenture and the Debentures.

The Redemption Price will become due and payable on the Redemption Date, and unless the Company defaults in making payment of the Redemption Price, interest on the Debentures will cease to accrue on and after the Redemption Date. Payment of the Redemption Price will be made on or after the Redemption Date upon presentation and surrender of the Debentures to the Trustee, which will be acting as the Paying Agent, as follows:

Registered/Certified Mail: Wells Fargo Bank, NA Corporate Trust Operations P.O. Box 1517 Minneapolis, MN 55480-1517	Air Courier: Wells Fargo Bank, NA Corporate Trust Operations N9303-121 6th & Marquette Avenue Minneapolis, MN 55479	In Person: Wells Fargo Bank, NA Northstar East Building 608 2nd Ave. So., 12th Floor Minneapolis, MN

The Trustee has informed the Company that, as of the date of this Notice of Redemption, all custodians and beneficial holders of the Debentures hold the Debentures through Depository Trust Company (“DTC”) accounts and that there are no certificated Debentures in non-global form. Accordingly, all Debentures surrendered for redemption hereunder will be delivered through the transmittal procedures of DTC and redeemed in accordance with the procedures of DTC.

Holders of the Debentures have the right to exchange their Debentures into the Guarantor’s common stock, par value $0.01 per share, subject to the terms, conditions and adjustments specified in the Indenture and the Debentures; however, Debentures may only be surrendered for exchange prior to 5:00 p.m., New York City time, on April 16, 2014, the second Business Day immediately prior to the Redemption Date. In addition, holders of record who surrender their Debentures for exchange after 5:00 p.m., New York City time on April 1, 2014 and prior to 5:00 p.m., New York City time, on April 15, 2014, must include with such notice of exchange a payment in immediately available funds of an amount equal to the interest payment payable on April 15, 2014 on such Debentures. In connection with the redemption, holders have the right to exchange their Debentures at an Exchange Price of $38.7777 per share and an Exchange Rate of 25.7880 shares of the Guarantor’s common stock per $1,000 principal amount of Debentures.

Questions and requests for assistance may be directed to the Trustee and Paying Agent at the address above or at telephone number (213) 253-7507, or to Digital Realty Trust, Inc., Four Embarcadero Center, Suite 3200, San Francisco, CA 94111, Attn: Investor Relations, telephone number (415) 738-6500.

Wells Fargo Bank, National Association policy does not allow the safekeeping of securities within Corporate Trust Operations for a period of longer than 30 days. Please DO NOT submit your securities for payment more than 30 days in advance of the Redemption Date. A $25.00 wire transfer fee will be deducted by the Paying Agent from each payment requested to be made by wire. When inquiring about this redemption, please have the Debenture number available. Please inform the customer service representative of the CUSIP number of the Debentures. Customer service can be reached at (612) 667-9764 or toll free at (800) 344-5128.

IMPORTANT NOTICE

The Paying Agent may be obligated to withhold a percentage of the payment of interest and principal on the Debentures to a holder who has failed to certify that such holder is not subject to withholding or backup withholding. Holders of the Debentures who wish to avoid the application of these provisions should submit either a completed Internal Revenue Service (IRS) Form W-9 (use only if the holder is a U.S. person, including a resident alien), or the appropriate IRS Form W-8 (use only if the holder is neither a U.S. person nor a resident alien), when presenting the Debentures for payment. See IRS Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities. Publication 515 and IRS Forms W-9 and W-8 and instructions are available at www.irs.gov.

By:	Wells Fargo Bank, National Association, as Trustee and Paying Agent

Publication Date: March 17, 2014